June 23, 2014

Davlin Philanthropic Funds

44 River Road, Suite A

Wayland, MA 01778

Re:

Davlin Philanthropic Funds - File Nos. 333-149064 and 811-22178

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the Davlin Philanthropic Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 under the Securities Act of 1933 (Amendment No. 11 under the Investment Company Act of 1940) (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP